UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016

Cartesian, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34006 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302

Overland Park, Kansas 66210

(Address of principal executive office)(Zip Code)

(913) 345-9315

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement

On April 22, 2016, Cartesian, Inc. (the "Company") entered into a Factoring Agreement ("Factoring Agreement") with RTS Financial Service, Inc. ("RTS"). Pursuant to the terms of the Factoring Agreement, the Company may offer for sale, and RTS may purchase, certain accounts receivable of the Company on an account by account basis (such purchased accounts, the "Purchased Accounts"). Under the Factoring Agreement, upon purchase RTS becomes the absolute owner of the Purchased Accounts, which are payable directly to RTS, subject to certain repurchase obligations of the Company.

RTS' fee for each Purchased Account is computed on a daily basis until the amount of the Purchased Account is paid to RTS, and equals the amount of the Purchased Account multiplied by the sum of the prime rate then in effect plus 6.49% divided by 360. Upon purchase of a Purchased Account, RTS will pay to the Company the amount of the Purchased Account, less a reserve of 20% of that amount, which reserve (less the daily fee) is payable to the Company upon collection of the Purchased Account by RTS.

The Company's obligations under the Factoring Agreement are secured by all present and future accounts receivable and related assets, equipment and inventory of the Company, other than to the extent such assets are pledged pursuant to certain existing agreements of the Company and other than assets of the Company's subsidiaries. The Company intends to amend the Factoring Agreement to add certain North American Subsidiaries of the Company to the Factoring Agreement.

RTS may require the Company to repurchase a Purchased Account if the Company breaches any warranty or otherwise violates or defaults on any of its obligations under the Factoring Agreement or if the Purchased Account is not paid in full on or before the payment due date of such Purchased Account.

The Factoring Agreement has an initial term of 24 months and automatically renews for successive 12-month renewal periods unless terminated at the end of the initial term or renewal terms. The Company may terminate the Factoring Agreement at any time upon payment of an early termination fee or if RTS declines to purchase a specified percentage of accounts presented by the Company for purchase. RTS may terminate the Factoring Agreement upon 90 days notice to the Company and upon certain other events.

The foregoing description of the Factoring Agreement is qualified in its entirety by reference to the full text of the Factoring Agreement attached hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosures in Item 1.01 of this report, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Factoring Agreement dated April 22, 2016 between Cartesian, Inc. and RTS Financial Service, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN, INC.

By:	/s/ John C. Ferrara
John C. Ferrara Chief Financial Officer

Date: April 26, 2016

EXHIBIT INDEX

Exhibit Number	Description
10.1	Factoring Agreement dated April 22, 2016 between Cartesian, Inc. and RTS Financial Service, Inc.